KPMG Peat Marwick LLP
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                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
HMN Financial, Inc. and

The Plan Administrator
Home Federal Savings Bank
  Employees' Savings and Profit Sharing Plan

We consent to incorporation by reference in the registration statement
(No. 33-88228) on Form S-8 of HMN Financial, Inc. of our report dated
June 13, 1997 and the use of such report in the annual report on Form 11-K of HMN Financial, Inc. Such report relates to the statements of net assets available for benefits of the Home Federal Savings Bank Employees' Savings and Profit Sharing Plan as of December 31, 1996 and 1995, the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1996 and the related schedules as of and for the year ended December 31, 1996.

                                          /s/ KPMG Peat Marwick LLP

June 25, 1997


Member firm of
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